Exhibit 99.1

NEWS RELEASE

Contacts:        Bob Halliday

Executive Vice President

Chief Financial Officer

978.282.7597

or

Mary Wright

Director, Investor Relations

978.282.5859

Varian Semiconductor Equipment Associates Reports

Fiscal 2006 First Quarter Results

GLOUCESTER, MA, January 26, 2006 – Varian Semiconductor Equipment Associates, Inc. (“Varian Semiconductor”) (Nasdaq: VSEA) today announced results for its fiscal 2006 first quarter ended December 30, 2005.

Revenue for the first quarter of fiscal 2006 totaled $160.9 million, compared to revenue of $148.4 million for the same period a year ago. Varian Semiconductor recorded net income of $22.3 million, or $0.59 per share during the first quarter of fiscal 2006, compared to net income of $28.0 million, or $0.75 per share for the same period a year ago.

In the first quarter of fiscal 2006, Varian Semiconductor recognized: a tax benefit (including interest) of $0.26 per share related to the conclusion of a tax audit; equity compensation costs of $0.07 per share and earnings of $0.40 per share exclusive of these items. In the first quarter of fiscal 2005, Varian Semiconductor recognized $0.45 per share, related to past royalties and interest from Applied Materials, Inc. (Nasdaq: AMAT); equity compensation costs of $0.05 per share and earnings of $0.35 per share exclusive of these items.

Gary Dickerson, Varian Semiconductor’s chief executive officer, said, “Chipmakers are choosing Varian Semiconductor’s single wafer high current ion implanters as their tools of record. The most recent evidence of this is our selection by a major Taiwanese foundry as its tool of record. To date, this foundry has ordered 7 of our VIISta HC tools, a number of which have been shipped. Customer feedback during the selection process indicated that our VIISta HC delivers the best device performance, productivity and yields. Across the customer base, the broad-scale acceptance of our single wafer high current tools is evidenced by our record first quarter high current revenues and the recent shipment of our 200th single wafer high current tool.”

Robert Halliday, chief financial officer, provided forward guidance for the second quarter of fiscal 2006. “We currently expect revenue to be between $160 and $170 million and gross margin as a percentage of revenue to be in the low 40’s. Earnings per share are anticipated to range from $0.40 to $0.48 per share, excluding equity compensation costs. The impact from equity compensation is expected to be approximately $0.10 to $0.12 per share. This equity compensation is expected to decline to $0.06 to $0.08 per share in the third quarter of fiscal 2006.”

VSEA Announces FY 2006 Q1 Results	January 26, 2006

Varian Semiconductor will hold a conference call, broadcast over the Internet, at 5:30 p.m. eastern time today to discuss Varian Semiconductor’s operating results and outlook. Access to the call is available through the investor relations page on Varian Semiconductor’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

This press release includes, within Varian Semiconductor’s results of operations, a non-GAAP measure of earnings per share. To be comparable with the first quarter of fiscal 2005, the non-GAAP earnings per share for the first quarter of fiscal 2006 excludes the income tax benefit, equity compensation costs, net of tax, and interest income on the income tax benefit, also net of tax. To be comparable with the first quarter of fiscal 2006, the non-GAAP earnings per share for the first quarter of fiscal 2005 excludes past due royalty revenue, equity compensation costs, and interest income on the past due royalty revenue, all net of tax. The past due royalties, income tax benefit and associated interest income on both items were all infrequent events. Management believes that investors may find it useful for these items to be excluded. The reconciliation of GAAP earnings per share is as follows:

	Reconciliation of Non-GAAP to GAAP EPS
	Q1 2006	Q1 2005
Non-GAAP EPS	$0.40	$0.35
ADD: Past royalties, net of tax	—	0.35
ADD: Income tax benefit	0.24	—
ADD: Interest income on past royalties and income taxes, net of tax	0.02	0.10
LESS: Equity compensation, net of tax	(0.07)	(0.05)

GAAP EPS	$0.59	$0.75

This press release includes, within Varian Semiconductor’s forward guidance, a non-GAAP measure of earnings per share, excluding equity compensation costs. To allow direct comparison to fiscal 2005 second quarter results, which management believes is useful for investors, the earnings per share forward guidance for the second quarter of fiscal 2006 excludes equity compensation costs. The reconciliation of GAAP earnings per share is as follows:

	Second Quarter Fiscal 2006 Guidance
	Low	High
EPS excluding equity compensation range	$0.40	$0.48
Estimated equity compensation range	(0.12)	(0.10)

GAAP EPS range	$0.28	$0.38

About Varian Semiconductor Equipment Associates, Inc.

Varian Semiconductor is the leading producer of ion implantation equipment used in the manufacture of semiconductors. Varian Semiconductor is headquartered in Gloucester, Massachusetts, and operates worldwide. Varian Semiconductor maintains a website at www.vsea.com. The information contained in Varian Semiconductor’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements

VSEA Announces FY 2006 Q1 Results	January 26, 2006

concerning the industry outlook, Varian Semiconductor’s guidance for second quarter fiscal 2006 revenue, gross margin, earnings per share and equity compensation costs, market share, competitive position, expected second quarter fiscal 2006 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; Varian Semiconductor’s dependence on a small number of customers; fluctuations in Varian Semiconductor’s quarterly operating results; Varian Semiconductor’s transition to new products; Varian Semiconductor’s exposure to risks of operating internationally; uncertain protection of Varian Semiconductor’s patent and other proprietary rights; Varian Semiconductor’s reliance on a limited group of suppliers; potential environmental liabilities; Varian Semiconductor’s ability to manage potential growth, decline and strategic transactions; Varian Semiconductor’s reliance on one primary manufacturing facility; Varian Semiconductor’s dependence on certain key personnel; and the risk of substantial indemnification obligations under the agreements governing the spin-off of Varian Semiconductor from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in Varian Semiconductor’s Annual Report on Form 10-K and in other reports filed by Varian Semiconductor with the Securities and Exchange Commission. Varian Semiconductor cannot guarantee any future results, levels of activity, performance or achievement. Varian Semiconductor undertakes no obligation to update any of the forward-looking statements after the date of this release.

VSEA Announces FY 2006 Q1 Results	January 26, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended
	December 30, 2005	December 31, 2004
Revenue
Product	$138,726	$107,088
Service	20,561	19,395
Royalty	1,629	21,942

Total revenue	160,916	148,425
Cost of revenue *	97,362	72,284

Gross profit	63,554	76,141

Operating expenses
Research and development *	21,587	18,653
Marketing, general & administrative *	28,380	27,380

Total operating expenses	49,967	46,033

Operating income	13,587	30,108
Interest income, net	5,431	7,605
Other (expense) income, net	(41)	2,819

Income before income taxes	18,977	40,532
(Benefit from) provision for income taxes *	(3,301)	12,565

Net income	$22,278	$27,967

Weighted average shares outstanding – basic	37,565	36,456
Weighted average shares outstanding – diluted	38,048	37,222
Net income per share – basic	$0.59	$0.77
Net income per share – diluted	$0.59	$0.75

* Includes the following amounts related to equity awards:
Cost of revenue	$447	$—
Research and development	1,019	—
Marketing, general and administrative	2,498	2,725
Provision for income taxes	(1,189)	(845)

Total	$2,775	$1,880

VSEA Announces FY 2006 Q1 Results	January 26, 2006

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 30, 2005	September 30, 2005
ASSETS
Current assets
Cash and cash equivalents	$191,525	$193,426
Short-term investments	285,789	280,646
Accounts receivable, net	145,787	123,612
Inventories	117,618	127,374
Deferred income taxes	31,893	30,865
Other current assets	16,440	32,796

Total current assets	789,052	788,719
Property, plant and equipment, net	57,235	58,435
Other assets	15,788	15,665

Total assets	$862,075	$862,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$435	$426
Accounts payable	41,566	33,272
Accrued expenses	45,155	59,280
Product warranty	9,033	8,585
Deferred revenue	41,370	52,118

Total current liabilities	137,559	153,681
Long-term accrued expenses	10,884	10,849
Deferred income taxes	5,477	5,477
Long-term debt	3,623	3,736

Total liabilities	157,543	173,743

Stockholders’ equity
Common stock	381	380
Capital in excess of par value	387,564	373,079
Treasury stock	(20,040)	—
Retained earnings	338,608	316,330
Accumulated other comprehensive loss	(1,981)	(713)

Total stockholders’ equity	704,532	689,076

Total liabilities and stockholders’ equity	$862,075	$862,819